SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                               -------------------


                                    Form 8-K

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                        Date of Report: November 21, 2003




Commission          Exact name of registrant as specified in its charter  State of       I.R.S. Employer
File Number         and principal office address and telephone number     Incorporation  I.D. Number

1-14514             Consolidated Edison, Inc.                             New York       13-3965100
                    4 Irving Place, New York, New York 10003
                    (212) 460-4600


1-1217              Consolidated Edison Company of New York, Inc.         New York       13-5009340
                    4 Irving Place, New York, New York 10003
                    (212) 460-4600

1-4315              Orange and Rockland Utilities, Inc.                   New York       13-1727729
                    One Blue Hill Plaza, Pearl River New York 10965
                    (845) 352-6000


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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

On November 21, 2003, Consolidated Edison Company of New York, Inc. (Con Edison of New York) filed requests with the New York State Public Service Commission
(PSC) to increase charges for gas and steam service by $108 million and $129 million, respectively, effective October 2004. For gas, the increase is an estimated 9.8 percent over current charges. For steam, net of an estimated $64 million of expected fuel savings associated with the ongoing East River Repowering Project, the increase is an estimated 14.6 percent over current charges.

Con Edison of New York believes that the proposed levels of charges are necessary for the company to upgrade and maintain critical infrastructure to meet the future energy needs of our customers and to continue to provide the safe and reliable service our customers have come to expect. Included in the infrastructure upgrades is the East River Repowering Project which will enable the company to retire older, less efficient generating units. In addition, the proposed charges will provide the company with the opportunity to earn a reasonable return for its shareholders in light of changing economic conditions which have resulted in increased pension and benefit expenses, property taxes and other expenses.

The filings with the PSC reflect a return on equity of 12 percent and an equity ratio of 49.3 percent. The filings assume firm gas sales and transportation delivery volume increases of 0.8 percent annually and no increase in steam sales.

The filings include a proposal for a multi-year rate plan to continue the proposed levels of charges through September 2007 provided charges would be adjusted, effective October 2005 and October 2006, to reflect inflation and changes in pension and health insurance expenses, property taxes, capital expenditures, environmental expenditures and certain other costs.

In addition, the filings would continue the provisions pursuant to which energy costs are recovered from customers on a current basis and the provisions pursuant to which the effects of weather-related changes on gas net income are moderated.

The company's most recent gas and steam agreements with the PSC, the 2002 gas agreement and the 2000 steam agreement (which respectively cover the three and four year periods ending September 2004), decreased charges for gas service by $25 million and increased charges for steam service by $16.6 million.





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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CONSOLIDATED EDISON, INC.

                                        CONSOLIDATED EDISON COMPANY
                                          OF NEW YORK, INC.

                                        ORANGE AND ROCKLAND UTILITIES, INC.

                                        By /s/ Edward J. Rasmussen
                                               Edward J. Rasmussen
                                            Vice President and Controller

DATE: November 21, 2003